CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated June 8, 2006 on the financial statements of VisCorp, LLC as of December 31, 2005 and 2004, and the related statements of operations, members’ equity and cash flows for the year then ended, and the inclusion of our name under the heading “Experts” in the Form SB-1 Registration Statement filed with the Securities & Exchange Commission.

SIGNATURE

/s/  The Hall Group

The Hall Group, CPAs

Dallas, Texas

June 20, 2006